UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2026

Date of Report (Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BALL	NYSE

Ball Corporation

Current Report on Form 8-K

Dated April 29, 2026

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 29, 2026, the Company held its Annual Meeting of Shareholders (“Annual Meeting”). Following are the results of the matters voted on by shareholders at the Annual Meeting:

1.	Election of Directors.

	Director	For	Against	Abstain	Broker Non-Votes

	John A. Bryant	205,731,107	8,778,677	158,538	13,922,962
	Aaron M. Erter	202,624,799	11,882,070	161,453	13,922,962
	Ronald J. Lewis	214,216,910	293,188	158,224	13,922,962
	Cynthia A. Niekamp	211,677,288	2,832,872	158,162	13,922,962
	Johnn E. Panichella	214,013,908	493,686	160,728	13,922,962
	Todd A. Penegor	129,415,300	85,074,169	178,853	13,922,962
	Cathy D. Ross	208,106,380	6,255,279	306,663	13,922,962
	Betty J. Sapp	211,733,737	2,770,292	164,293	13,922,962
	Stuart A. Taylor II	199,731,634	14,765,442	171,246	13,922,962

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company for 2026.

	For	Against	Abstain	Broker Non-Votes
	213,339,235	15,036,583	215,466	13,922,962

3.	Approval, by non-binding advisory vote, of the compensation of the Named Executive Officers as disclosed in the 2026 Proxy Statement.

	For	Against	Abstain	Broker Non-Votes
	200,367,284	13,845,238	455,800	13,922,962

4.	Approval of an amendment to the Amended and Restated 2013 Stock and Cash Incentive Plan.

	For	Against	Abstain	Broker Non-Votes
	203,577,334	10,765,613	325,375	13,922,962

Item 9.01Financial Statements and Exhibits

Exhibits.

The following are furnished as exhibits to this report:

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Hannah Lim-Johnson
Hannah Lim-Johnson
Title: Senior Vice President and Chief Legal Officer

Date: April 29, 2026